PUTNAM FUNDS
SUB-MANAGEMENT CONTRACT
      This Sub-Management Contract is dated as of February 27,
2014 between PUTNAM INVESTMENT MANAGEMENT, LLC, a Delaware
limited liability company (the Manager ) and PUTNAM INVESTMENTS LIMITED, a company organized under the laws of England and Wales
(the  Sub-Manager ).
      WHEREAS, the Manager is the investment manager of each of
the investment companies registered under the United States
Investment Company Act of 1940, as amended, that are identified on Schedule A hereto, as it may from time to time be amended by the Manager (the  Funds ), and a registered investment adviser under the United States Investment Advisers Act of 1940, as
amended;
      WHEREAS, the Sub-Manager is licensed as an investment
manager by the Financial Conduct Authority of the United Kingdom
(the  FCA ); and
      WHEREAS, the Manager desires to engage the Sub-Manager from time to time to manage a portion of certain of the Funds:
      NOW THEREFORE, in consideration of the mutual covenants
herein contained, it is agreed as follows:
1.	SERVICES TO BE RENDERED BY SUB-MANAGER.
      (a)	The Sub-Manager, at its expense, will furnish
continuously an investment program for that portion of any Fund the management of which is allocated from time to time by the
Manager to the Sub-Manager (an  Allocated Sleeve ). The Manager
shall, in its sole discretion, determine which Funds will have an Allocated Sleeve and the amount of assets allocated from time to time to each such Allocated Sleeve; provided that, with respect to any Fund, the Trustees of such Fund must have approved the use of the Sub-Manager prior to the creation of an Allocated Sleeve for such Fund. The Sub-Manager will determine what investments shall be purchased, held, sold or exchanged by any Allocated
Sleeve and what portion, if any, of the assets of the Allocated
Sleeve shall be held uninvested and shall, on behalf of the Fund, make changes in the Funds investments held in such Allocated
Sleeve.
      (b)	The Manager may also, at its discretion, request the
Sub-Manager to provide assistance with purchasing and selling securities for any Fund, including the placement of orders with broker-dealers selected in accordance with Section 1(d), even if the Manager has not established an Allocated Sleeve for such
Fund.
      (c)	The Sub-Manager at its expense will furnish all
necessary investment and management facilities, including
salaries of personnel, required for it to execute its duties faithfully.
      (d)	The Sub-Manager shall place all orders for the purchase
and sale of portfolio investments for any Allocated Sleeve with brokers or dealers selected by the Sub-Manager. In the selection of such brokers or dealers and the placing of such orders, the Sub-Manager shall use its best efforts to obtain for the related
Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage
commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Sub-Manager, bearing in mind the Funds best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Funds may determine, the Sub-Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused a Fund to pay a broker or dealer that provides brokerage and research services to the Manager or the Sub-Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Manager determines in good faith that such amount of commission was reasonable in relation to the value of the
brokerage and research services provided by such broker or
dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund and to other clients of the Manager or the Sub-Manager as to which the
Manager or the Sub-Manager exercises investment discretion. The Sub-Manager agrees that in connection with purchases or sales of portfolio investments for any Fund, neither the Sub-Manager nor any officer, director, employee or agent of the Sub-Manager shall act as a principal or receive any commission other than as
provided in Section 3.
      (e)	The Sub-Manager shall not be obligated to pay any
expenses of or for the Manager or any Fund not expressly assumed by the Sub-Manager pursuant to this Section 1.
      (f)	In the performance of its duties, the Sub-Manager will
comply with the provisions of the Agreement and Declaration of
Trust and By-Laws of each applicable Fund and such Funds stated investment objectives, policies and restrictions, and will use its best efforts to safeguard and promote the welfare of such
Fund and to comply with other policies which the Manager or the Trustees may from time to time determine and shall exercise the same care and diligence expected of the Manager.
2.	OTHER AGREEMENTS, ETC.
      It is understood that any of the shareholders, Trustees,
officers and employees of a Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Sub-Manager, and in any person controlled by or under common control with the Sub-Manager, and that the Sub-Manager and any person controlled by or under common control with the Sub-Manager may have an interest in such Fund. It is also understood that the Sub-Manager and any person controlled by or under common control with the Sub-Manager have and may have advisory, management, service or other contracts with other organizations and persons, and may have other interests and business.
3.	COMPENSATION.
      Except as provided below, the Manager will pay to the Sub-Manager as compensation for the Sub-Managers services rendered, a fee, computed and paid quarterly at the annual rate of 0.35% per annum of average aggregate net asset value of the assets in
equity and asset allocation Allocated Sleeves and 0.40% per annum of average aggregate net asset value of the assets in fixed
income Allocated Sleeves, except for fixed income Allocated
Sleeves in certain fixed income Funds enumerated as follows (with the per annum fee provided in parentheses): Putnam Money Market Liquidity Fund (0.20%), Putnam Short Term Investment Fund
(0.20%), Putnam Money Market Fund (0.25%), Putnam Tax Exempt
Money Market Fund (0.25%), Putnam VT Money Market Fund (0.25%),
Putnam Short Duration Income Fund (0.25%), Putnam Short-Term
Municipal Income Fund (0.25%), Putnam American Government Income
Fund (0.25%), Putnam Income Fund (0.25%), Putnam U.S. Government
Income Trust (0.25%), Putnam VT American Government Income Fund (0.25%), and Putnam VT Income Fund (0.25%).
      Such average net asset value shall be determined by taking an average of all of the determinations of such net asset value during a quarter at the close of business on each business day during such quarter while this Contract is in effect. Such fee shall be payable for each quarter within 30 days after the close of such quarter. The Sub-Manager shall look only to the Manager for payment of its fees. No Fund shall have any responsibility for paying any fees due the Sub-Manager.
      With respect to each of Putnam High Income Securities Fund, Putnam Master Intermediate Income Trust and Putnam Premier Income Trust, the Manager will pay to the Sub-Manager as compensation for the Sub-Managers services rendered, a fee, computed and paid quarterly at the annual rate of 0.40% of Average Weekly Assets in Allocated Sleeves. Average Weekly Assets means the average of the weekly determinations of the difference between the total assets of the Fund (including any assets attributable to leverage for investment purposes) attributable to an Allocated Sleeve and the total liabilities of the Fund (excluding liabilities incurred in connection with leverage for investment purposes) attributable to such Allocated Sleeve, determined at the close of the last business day of each week, for each week which ends during the quarter. Such fee shall be payable for each quarter within 30 days after the close of such quarter. As used in this Section 3, leverage for investment purposes means any incurrence of indebtedness the proceeds of which are to be invested in
accordance with the Funds investment objective. For purposes of calculating Average Weekly Assets, liabilities associated with any instruments or transactions used to leverage the Funds
portfolio for investment purposes (whether or not such
instruments or transactions are  covered  within the meaning of the Investment Company Act of 1940 and the rules and regulations thereunder, giving effect to any interpretations of the
Securities and Exchange Commission and its staff) are not
considered liabilities. For purposes of calculating Average
Weekly Assets, the total assets of the Fund will be deemed to include (a) any proceeds from the sale or transfer of an asset
(the  Underlying Asset ) of the Fund to a counterparty in a
reverse repurchase or dollar roll transaction and (b) the value of such Underlying Asset as of the relevant measuring date.
      In the event that the Managers management fee from any of
Putnam High Income Securities Fund, Putnam Master Intermediate
Income Trust or Putnam Premier Income Trust is reduced pursuant to the investment management contract between such Fund and the
Manager because during any Measurement Period (as defined below)
the amount of interest payments and fees with respect to
indebtedness or other obligation of the Fund incurred for
investment leverage purposes, plus additional expenses
attributable to any such leverage for investment purposes,
exceeds the portion of the Funds net income and net short-term capital gains (but not long-term capital gains) accruing during such Measurement Period as a result of the fact that such
indebtedness or other obligation was outstanding during the
Measurement Period, the fee payable to  the Sub-Manager with respect to such Fund shall be reduced in the same proportion as the fee paid to the Manager with respect to such Fund is so
reduced.  Measurement Period  shall be any period for which
payments of interest or fees (whether designated as such or
implied) are payable in connection with any indebtedness or other obligation of the Fund incurred for investment purposes.
      If the Sub-Manager shall serve for less than the whole of a quarter, the foregoing compensation shall be prorated.
4.	ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS
CONTRACT.
      This Contract shall automatically terminate without the
payment of any penalty, in the event of its assignment; and this Contract shall not be amended with respect to any Allocated
Sleeve unless such amendment be approved at a meeting by the vote, cast in person at a meeting called for the purpose of
voting on such approval, of a majority of the Trustees of the related Fund who are not interested persons of such Fund or of the Manager.
5.	EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.
      This Contract shall become effective upon its execution, and shall remain in full force and effect continuously thereafter
(unless terminated automatically as set forth in Section 4) until terminated as follows:
      (a)	Either party hereto or, with respect to any Allocated
Sleeve, the related Fund may at any time terminate this Contract by not more than sixty days nor less than thirty days written notice delivered or mailed by registered mail, postage prepaid, to the other party, or
      (b)	With respect to any Allocated Sleeve, if (i) the
Trustees of the related Fund or the shareholders by the
affirmative vote of a majority of the outstanding shares of such
Fund, and (ii) a majority of the Trustees of such Fund who are not interested persons of such Fund or of the Manager, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate at the close of business on the
anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later, or
      (c)	With respect to any Allocated Sleeve, automatically
upon termination of the Managers investment management contract with the related Fund.
      Action by a Fund under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of such Fund.
      Termination of this Contract pursuant to this Section 5 will be without the payment of any penalty.
6.	CERTAIN DEFINITIONS.
      For the purposes of this Contract, the  affirmative vote of a majority of the outstanding shares of a Fund  means the
affirmative vote, at a duly called and held meeting of
shareholders of such Fund, (a) of the holders of 67% or more of the shares of such Fund present (in person or by proxy) and
entitled to vote at such meeting, if the holders of more than 50%
of the outstanding shares of such Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of such Fund entitled to vote at such meeting, whichever is less.
      For the purposes of this Contract, the terms  affiliated
person,   control,   interested person  and  assignment  shall
have their respective meanings defined in the United States
Investment Company Act of 1940 and the Rules and Regulations
thereunder (the  1940 Act ), subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term  specifically approve at least annually  shall be construed in a manner consistent with the 1940 Act, and the
Rules and Regulations thereunder; and the term  brokerage and research services  shall have the meaning given in the United
States Securities Exchange Act of 1934 and the Rules and
Regulations thereunder.
7.	NON-LIABILITY OF SUB-MANAGER.
      In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Manager, or reckless disregard of its obligations and duties hereunder, the Sub-Manager shall not be subject to any liability to the Manager, any Fund or to any shareholder of any Fund, for any act or omission in the
course of, or connected with, rendering services hereunder.
8.	ADDITIONAL PROVISIONS.
      (a)	The Sub-Manager represents that it is regulated by the
FCA in the conduct of its investment business. The Sub-Manager has in operation a written procedure in accordance with FCA rules for the effective consideration and proper handling of complaints from customers. Any complaint by the Manager or any Fund should be sent to the Compliance Officer of the Sub-Manager. The Manager
and any Fund is also entitled to make any complaints about the Sub-Manager to the Financial Ombudsman Service established by the
FCA. The Manager and any Fund may also request a statement
describing its rights to compensation in the event of the Sub-
Managers inability to meet its liabilities.
      (b)	The Manager represents that it and each Fund are
Professional Customers  in the meaning of the FCAs rules.
      (c)	Although each Fund is not a party hereto and shall have
no responsibility for the Managers or the Sub-Managers obligations hereunder, each Fund is named as explicit third party beneficiary of the parties agreements hereunder.


      IN WITNESS WHEREOF, PUTNAM INVESTMENTS LIMITED and PUTNAM
INVESTMENT MANAGEMENT, LLC have each caused this instrument to be signed in duplicate on its behalf by an officer duly authorized, all as of the day and year first above written.

PUTNAM INVESTMENTS LIMITED


By:
_/s/ Simon Davis________
Simon Davis



PUTNAM INVESTMENT MANAGEMENT, LLC


By:
/s/ James P. Pappas ____________

James P. Pappas
Director of Trustee Relations and
Authorized Person






Schedule A
Putnam Absolute Return 100 Fund
Putnam Absolute Return 300 Fund
Putnam Absolute Return 500 Fund
Putnam Absolute Return 700 Fund
Putnam American Government Income Fund
Putnam AMT-Free Municipal Fund
Putnam Arizona Tax Exempt Income Fund
Putnam Asia Pacific Equity Fund
Putnam California Tax Exempt Income Fund
Putnam Capital Spectrum Fund
Putnam Capital Opportunities Fund
Putnam Convertible Securities Fund
Putnam Diversified Income Trust
Putnam Dynamic Asset Allocation Balanced Fund
Putnam Dynamic Asset Allocation Conservative Fund
Putnam Dynamic Asset Allocation Equity Fund
Putnam Dynamic Asset Allocation Growth Fund
Putnam Dynamic Risk Allocation Fund
Putnam Equity Income Fund
Putnam Emerging Markets Equity Fund
Putnam Emerging Markets Income Fund
Putnam Europe Equity Fund
Putnam Equity Spectrum Fund
Putnam Floating Rate Income Fund
The George Putnam Fund of Boston d/b/a George Putnam Balanced
Fund
Putnam Global Consumer Fund
Putnam Global Dividend Fund
Putnam Global Energy Fund
Putnam Global Equity Fund
Putnam Global Financials Fund
Putnam Global Health Care Fund
Putnam Global Income Trust
Putnam Global Industrials Fund
Putnam Global Natural Resources Fund
Putnam Global Sector Fund
Putnam Global Technology Fund
Putnam Global Telecommunications Fund
Putnam Global Utilities Fund
The Putnam Fund for Growth and Income
Putnam Growth Opportunities Fund
Putnam High Income Securities Fund
Putnam High Yield Advantage Fund
Putnam High Yield Trust
Putnam Income Fund
Putnam Intermediate-Term Municipal Income Fund
Putnam International Capital Opportunities Fund
Putnam International Equity Fund
Putnam International Value Fund
Putnam International Growth Fund
Putnam Investors Fund
Putnam Low Volatility Equity Fund
Putnam Managed Municipal Income Trust
Putnam Massachusetts Tax Exempt Income Fund
Putnam Master Intermediate Income Trust
Putnam Michigan Tax Exempt Income Fund
Putnam Minnesota Tax Exempt Income Fund
Putnam Money Market Fund
Putnam Money Market Liquidity Fund
Putnam Mortgage Recovery Fund
Putnam Multi-Cap Core Fund
Putnam Multi-Cap Growth Fund
Putnam Multi-Cap Value Fund
Putnam Municipal Opportunities Trust
Putnam New Jersey Tax Exempt Income Fund
Putnam New York Tax Exempt Income Fund
Putnam Ohio Tax Exempt Income Fund
Putnam Pennsylvania Tax Exempt Income Fund
Putnam Premier Income Trust
Putnam Research Fund
Putnam Retirement Income Fund Lifestyle 1
Putnam Retirement Income Fund Lifestyle 2
Putnam Retirement Income Fund Lifestyle 3
Putnam RetirementReady 2055 Fund
Putnam RetirementReady 2050 Fund
Putnam RetirementReady 2045 Fund
Putnam RetirementReady 2040 Fund
Putnam RetirementReady 2035 Fund
Putnam RetirementReady 2030 Fund
Putnam RetirementReady 2025 Fund
Putnam RetirementReady 2020 Fund
Putnam RetirementReady 2015 Fund
Putnam Short Duration Income Fund (effective March 7, 2014)
Putnam Short Term Investment Fund
Putnam Short-Term Municipal Income Fund
Putnam Small Cap Growth Fund
Putnam Small Cap Value Fund
Putnam Strategic Volatility Equity Fund
Putnam Tax Exempt Income Fund
Putnam Tax Exempt Money Market Fund
Putnam Tax-Free High Yield Fund
Putnam U.S. Government Income Trust
Putnam Voyager Fund
Putnam VT Absolute Return 500 Fund
Putnam VT American Government Income Fund
Putnam VT Capital Opportunities Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT George Putnam Balanced Fund
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Global Health Care Fund
Putnam VT Global Utilities Fund
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Value Fund
Putnam VT International Growth Fund
Putnam VT Investors Fund
Putnam VT Money Market Fund
Putnam VT Multi-Cap Growth Fund
Putnam VT Multi-Cap Value Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT Voyager Fund



PUTNAM INVESTMENTS LIMITED


By:
___/s/ Simon Davis __________
Simon Davis



PUTNAM INVESTMENT MANAGEMENT, LLC


By:
/s/ James P. Pappas __________

James P. Pappas
Director of Trustee Relations and
Authorized Person






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Schedule A
(continued)

A-3
41565232_2

	A-1
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